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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-29719 and 333-33399 of General Instrument Corporation on Forms S-8 of our report dated June 12, 1998 appearing in this Annual Report on Form 11-K of General Instrument Corporation Savings Plan for the Period July 31, 1997 through December 31, 1997.


/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Parsippany, New Jersey

June 24, 1998